UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 3, 2020
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street, Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, First Solar, Inc. (the “Company”) and certain of its current and former directors and officers are defendants in a lawsuit titled Maverick Fund, L.D.C. v. First Solar, Inc., et al., Case No. 2:15-cv-01156-ROS (the “Opt-Out Action”), which was filed in the United States District Court for the District of Arizona (the “Court”) by putative stockholders that opted out of the purported class action lawsuit titled Smilovits v. First Solar, Inc., et al., Case No 2:12-cv-00555-DGC (the “Class Action”), filed in the Court. On June 3, 2020, the Company and the plaintiffs in the Opt-Out Action entered into an agreement in principle to settle the claims in the Opt-Out Action.

Under the terms of the agreement in principle, the Company has agreed to pay a total of $19 million in exchange for a dismissal with prejudice of the Opt-Out Action and mutual releases. As previously disclosed, the Company had accrued $13 million of estimated losses for the Opt-Out Action as of March 31, 2020, which represented the Company’s best estimate of the lower bound of the costs to resolve this case. The proposed settlement contains no admission of liability, wrongdoing, or responsibility by any of the defendants, and is subject to the negotiation and execution of a definitive settlement agreement among the parties. The entry into the agreement in principle does not affect the class-wide settlement filed with the Court in the Class Action on February 13, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: June 5, 2020	By:	/s/ JASON DYMBORT
	Name:	Jason Dymbort
	Title:	General Counsel & Secretary — Interim

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